                          MANUFACTURING AGREEMENT

     THIS AGREEMENT, entered into as of the 11th day of June, 1998, by and between PHARMAPRINT INC. (hereinafter referred to as "PHARMAPRINT"), a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 4 Park Plaza, Suite 1900, Irvine, California 92614, and APPLIED ANALYTICAL INDUSTRIES, INC. (hereinafter referred to as "AAI"), a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 1206 North 23rd Street, Wilmington, North Carolina 28405.

                               WITNESSETH

     WHEREAS, PHARMAPRINT possesses certain proprietary rights to certain dietary supplement products and intends to market several dietary supplement products manufactured under GOOD MANUFACTURING PRACTICES (as defined below);

     WHEREAS, AAI and PHARMAPRINT have or will enter into contractual arrangements wherein AAI will perform certain analytical testing related to dietary supplement products; and

     WHEREAS, AAI desires to manufacture such products for PHARMAPRINT, and PHARMAPRINT desires to have such products manufactured for it by AAI, subject to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, the parties, intending to be legally bound, do hereby agree as follows:

                                ARTICLE I

                               DEFINITIONS

     For purposes of this Manufacturing Agreement (hereinafter the "Agreement") the following terms shall have the definitions set forth below:

     1.1 "ACTIVE INGREDIENT" shall mean one or more coated intermediary dietary supplements as defined in DSHEA supplied by PHARMAPRINT and which have been prepared in accordance with CURRENT GOOD MANUFACTURING PRACTICES.

     1.2 "AGNI"' shall mean that third party designated by PHARMAPRINT to accept or inspect PRODUCT on its behalf.

     1.3 "CALENDAR QUARTER" shall mean any of the three-month periods beginning January 1, April 1, July 1 and October 1 of any calendar year.

     1.4 "CURRENT GOOD MANUFACTURING PRACTICES" or "cGMP" shall mean those recommended CURRENT GOOD MANUFACTURING MANUFACTURING PRACTICES set forth in the most current version of the USP/NF, as amended, for nutritional supplements.

      1.5 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 7.1.

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MANUFACTURING AGREEMENT
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     1.6 "DSHEA" shall mean the Dietary Supplement Health and Education Act of 1994, as amended.

     1.7 "FDA" shall mean the United States Food and Drug Administration.

     1.8 "FIRM PURCHASE ORDER" shall mean the binding orders to be delivered by PHARMAPRINT to AAI no later than sixty (60) days prior to the commencement of each CALENDAR QUARTER setting forth the quantity of each PRODUCT to be purchased by PHARMAPRINT and other information set forth in Section 2.1.B.

     1.9 "INITIAL MANUFACTURING SCHEDULE" shall mean the manufacturing schedule covering the period of the time from the commencement date of the Agreement through September 30, 1998. INITIAL MANUFACTURING SCHEDULE shall be attached hereto as Exhibit "E". The PRODUCT quantity specified in this schedule shall be fixed and binding on the parties.

     1.10 "MANUFACTURING MATERIALS" shall mean ACTIVE INGREDIENT in bulk or semi-finished state, inactive materials, ingredients, excipients, capsules, shipping materials, etc., furnished by PHARMAPRINT directly, or, manufactured, acquired, supplied, provided or segregated by AAI for PHARMAPRINT as herein provided, for use in the PREPARATION of PRODUCT.

     1.11 "MANUFACTURING SCHEDULE" shall mean an agreed upon schedule establishing the following material terms: (i) the minimum and maximum quarterly quantities of PRODUCTS which AAI is obligated to produce and PHARMAPRINT is obligated to purchase; (ii) the intended twelvemonth MANUFACTURING SCHEDULE of PRODUCT; and (iii) the minimum purchase order quality for PRODUCT. The MANUFACTURING SCHEDULE shall be attached hereto and incorporated as Exhibit "C".

     1.12 "MINIMUM QUARTERLY FEE" shall mean the amount set forth on Exhibit "D" specifying the minimum dollar amount of PRODUCT PHARMAPRINT is committed to purchase in each CALENDAR QUARTER of this Agreement.

     1.13 "PREPARATION", "PREPARED" and/or "PREPARE" shall mean any and all steps and operations required in the blending and/or encapsulation of the PRODUCTS.

     1.14 "PRODUCT" and/or "PRODUCTS" shall mean one-or more of the nutritional compounds set forth on Exhibit "A" attached hereto, as may be amended, PREPARED in bulk according to the SPECIFICATIONS at the unit prices set forth therein.

     1.15 "QUARTERLY SHORTFALL" shall mean the difference between the MINIMUM QUARTERLY FEE and the dollar amount of PRODUCTS purchased, less any AAI out-of-pocket savings for MANUFACTURING MATERIALS, during any CALENDAR QUARTER in which the MINIMUM QUARTERLY FEE exceeded the dollar amount of PRODUCTS purchased.

     1.16 "SPECIFICATIONS" shall mean those blending, manufacturing, encapsulation, sampling, shipping, container, storage, etc. SPECIFICATIONS including, but not limited to, relevant notification provisions established and provided by PHARMAPRINT and agreed upon by AAI for each PRODUCT. Said SPECIFICATIONS shall be attached hereto as Exhibit "B".


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MANUFACTURING AGREEMENT
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     1.17 "TERM YEAR" shall mean a twelve-month period beginning on July 1 and ending the following June 30.

                                  ARTICLE II

                         SALE AND DELIVERY OF PRODUCT

     2.1 SALE AND PURCHASE. Subject to the terms and conditions set forth in this Agreement, AAI agrees to PREPARE and sell, and PHARMAPRINT agrees to purchase from AAI, the PRODUCTS as follows:

           A. MANUFACTURING SCHEDULE. PHARMAPRINT shall provide to AAI, no less than sixty (60) days prior to the first day of each CALENDAR QUARTER, a forecast of PHARMAPRINT's PRODUCT requirements for the four
      (4) CALENDAR QUARTERS beginning with such CALENDAR QUARTER with the first three-month forecast being binding on the parties as establishing the minimum volume requirements for each PRODUCT. Forecasts shall be updated as provided in Section 2.1.B. herein. Each MANUFACTURING SCHEDULE will be attached as a new Exhibit "C" hereto. The first MANUFACTURING SCHEDULE shall be delivered to AAI no later than July 1, 1998. Production forecasts prior to October 1, 1998 shall be incorporated in the INITIAL MANUFACTURING SCHEDULE attached hereto as Exhibit "E".

          B. FIRM PURCHASE ORDERS. Not less than sixty (60) days prior to the commencement of each CALENDAR QUARTER and subject to the other provisions of this Agreement, PHARMAPRINT shall place its FIRM PURCHASE ORDER for each PRODUCT to be delivered during such CALENDAR QUARTER, specifying the quantity of each PRODUCT to be prepared for shipping, requested delivery dates (which delivery dates will be no sooner than sixty (60).days after the date of the order), and the destination of each shipment. AAI will manufacture up to one hundred twenty percent (120%) of the CALENDAR QUARTER quantities provided under section 2.1.A. above. AAI will use reasonable efforts, but will not be obligated to, manufacture for delivery during any CALENDAR QUARTER quantities of PRODUCT in excess of one hundred twenty percent (120%) of the quantities of PRODUCT FORECASTED for such CALENDAR QUARTER in PHARMAPRINT's most recent forecast provided hereunder. Upon receipt of a PHARMAPRINT FIRM PURCHASE ORDER, AAI shall confirm in writing (the "AAI Confirmation") within fourteen (14) calendar days said purchase order and fix the manufacturing and shipping dates which dates shall be satisfactory to PHARMAPRINT by written confirmation to PHARMAPRINT. Once fixed in the AAI Confirmation, the dates shall be binding on the parties under the terms and conditions of this Agreement. AAI will commence manufacturing within thirty (30) days of the manufacturing date specified in the AAI Confirmation.

          Except as herein provided, the use of any purchase order shall not serve to vary, alter, modify or add to the terms and provisions of this Agreement; nor will the acceptance of any such purchase order have the effect of substituting the provisions set forth on such form for the provisions contained in this Agreement.

          The unit price for each PRODUCT set forth in Exhibit "A" shall be fixed based

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MANUFACTURING AGREEMENT
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      upon the quantities established in each FIRM PURCHASE ORDER for the respective CALENDAR QUARTER. The PRODUCT commitments set forth in the INITIAL MANUFACTURING SCHEDULE (Exhibit "E") shall be considered a FIRM PURCHASE ORDER

          C. PAYMENT TERMS. PHARMAPRINT shall pay one-half (1/2) of the established purchase price of the PRODUCT ordered upon AAI's tender of the PRODUCT for shipment. The residual amount of the purchase price shall be paid within thirty (30) days of acceptance by PHARMAPRINT, as set forth in Section 3.5. Such last payment shall be subject to adjustment, which adjustment shall be calculated to equal actual unit contract price (as set forth in Exhibit "A") of PRODUCT delivered less any payments previously received for such PRODUCT.

          D. MINIMUM QUARTERLY FEE. Sales for any CALENDAR QUARTER shall be no less than the MINIMUM QUARTERLY FEE set forth in Exhibit E attached hereto. In the event PHARMAPRINT fails to purchase PRODUCT sufficient to equal or exceed the QUARTERLY FEE in any CALENDAR QUARTER, it agrees to pay AAI the QUARTERLY SHORTFALL. In such event, PHARMAPRINT shall receive a credit equal to the lesser of the QUARTERLY SHORTFALL or twenty percent (20%) of the MINIMUM QUARTERLY FEE (the "CREDIT"). Thereafter, in the event the dollar value of actual purchases exceed the MIN QUARTERLY FEE in any subsequent CALENDAR QUARTER in the same TERM YEAR (a "SURPLUS"), any CREDIT previously granted in that TERM
      YEAR shall be applied against the SURPLUS for such subsequent CALENDAR QUARTER, until the CREDIT is exhausted. Unused CREDITS shall expire at the end of the respective TERM YEAR. A CREDIT will only be netted against SURPLUS in the CALENDAR QUARTER in which the SURPLUS was generated. For purposes of this Section 2.1.D., purchases shall mean the dollar amount of PRODUCTS actually produced in the CALENDAR QUARTER.

          E. RESCHEDULING. PHARMAPRINT recognizes that AAI must commit facilities, personnel and resources to meet PHARMAPRINT's production requirements; therefore, any change to the FIRM PURCHASE ORDER will be by mutual consent of the parties.

     2.2 SHIPMENT TERMS. AAI shall exercise reasonable and necessary efforts to ship PRODUCT in the desired quantities and on the agreed upon dates. AAI shall ship PRODUCT to distribution centers approved by PHARMAPRINT via the carrier of PHARMAPRINT's choice. Shipment terms shall be Freight on Board, Wilmington, North Carolina. Once PRODUCT is tendered for shipment Freight on Board, Wilmington, North Carolina, the parties agree that AAI shall have no further responsibility or liability for shipment or delivery of PRODUCT, or any damages incurred to the PRODUCT.

                                 ARTICLE III

                        MANUFACTURE AND SPECIFICATIONS

     3.1 MANUFACTURE. Prior to the PREPARATION of the PRODUCTS, PHARMAPRINT shall provide to AAI copies of PHARMAPRINT's SPECIFICATIONS for the

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MANUFACTURING AGREEMENT
Page 5 of 14

manufacture of the PRODUCTS. Subject to AAI's agreeing to said SPECIFICATIONS, the PREPARATION of the PRODUCTS shall be carried out by AAI in accordance with the SPECIFICATIONS, as then revised. The PRODUCTS shall also be manufactured in accordance with AAI's internal standard operating procedures, applicable regulatory requirements, and in accordance with applicable cGMPs. PHARMAPRINT shall provide AAI with all revisions to the SPECIFICATIONS in a timely manner, and AAI shall respond to such proposed revisions in a timely manner.

     3.2 SPECIFICATION OR CGMP CHANGES. Modifications to SPECIFICATIONS shall be made only by mutual agreement of the parties as indicated by a signed writing. The party receiving a proposed modification shall have ten (10) working days to respond. In the event such modifications have been agreed upon, the parties will determine the anticipated costs, if any, to AAI for such modification, and agree upon such amount prior to implementing the modification. In addition, changes to cGMP requirements may affect the PREPARATION of the PRODUCTS and result in an increase to the unit prices set forth on Exhibit "A" as may be mutually agreed upon by the parties.

     3.3 MANUFACTURING MATERIALS ANS EQUIPMENT. AAI shall supply all necessary equipment and shipping container supplies for the manufacture of PRODUCT. PHARMAPRINT shall provide AAI with all requirements of capsules, excipients and the ACTIVE INGREDIENT. AAI warrants that the equipment used in the PREPARATION of the PRODUCTS will (i) meet applicable SPECIFICATIONS and regulations, (ii) be properly calibrated and maintained, (iii) match the equipment required as specified in the applicable master batch record, (iv) be utilized under GMP conditions sufficient to ensure that PRODUCTS shall not be contaminated or adulterated by other products. AAI further warrants that it has the necessary plant, equipment and manufacturing facilities to PREPARE the PRODUCTS. In the event AAI does not have the necessary plant, equipment and manufacturing facilities necessary to PREPARE the PRODUCT, PHARMAPRINT shall have the right to utilize independent manufacturers not related to AAI, to manufacture PHARMAPRINT's production requirements in excess of AAI's manufacturing capabilities until such time as AAI can PREPARE PHARMAPRINT's requirements in excess of its then cured capabilities. Further, PHARMAPRINT shall only use such third party manufacturing for the requirements which AAI cannot manufacture pursuant to the MANUFACTURING SCHEDULE. PHARMAPRINT warrants that the PHARMAPRINT provided MANUFACTURING MATERIALS will (i) meet applicable regulations, including purity standards, (ii) be properly labeled and unadulterated, (iii) be manufactured and delivered in compliance with all agreed upon SPECIFICATIONS, and (iv) be accompanied by an appropriate certificate of analysis. PHARMAPRINT agrees that it shall release all MANUFACTURING MATERIALS used in the PREPARATION of the PRODUCT provided by PHARMAPRINT to AAI and further warrants that all MANUFACTURING MATERIALS provided to AAI are dietary supplements as defined by DSHEA.

     3.4 MANUFACTURING RECORDS. AAI shall prepare documentation with regard to the manufacture of PRODUCT which will include, but not be limited to: (i) testing of appropriate components, in-process and finished PRODUCT and (iii) batch records for processing PRODUCT. Such documentation shall be consistent with a format previously approved by

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MANUFACTURING AGREEMENT
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PHARMAPRINT, and shall be prepared with respect to the manufacture of each batch of PRODUCT. Documentation with regard to each batch shall be delivered to PHARMAPRINT no later than twenty-one working (21) days after completion of manufacture of such batch. The cost and requirements of providing in-process and finished PRODUCT testing shall be codified in a separate agreement.

     3.5 INSPECTION OF PRODUCT. PHARMAPRINT shall authorize its AGENT to inspect each shipment of PRODUCT upon receipt to determine whether the PRODUCT included in such shipment conforms to the SPECIFICATIONS. If any production batches of the PRODUCT fail to meet the SPECIFICATIONS, PHARMAPRINT shall have the right to refuse delivery of or to return such batches. The AGENT shall immediately notify AAI in writing of the reasons for such rejection. The cost of the rejected batches (including raw materials, labor, manufacturing overhead and quality control) or, if applicable, the cost of any rework (which rework must be approved by PHARMAPRINT) will be borne by AAI unless such failure is caused by PHARMAPRINT MANUFACTURING MATERIALS which fail to meet SPECIFICATIONS, spoilage of PHARMAPRINT MANUFACTURING MATERIALS due to stability issues or conditions of shipping. In the event of a disagreement pertaining to a PRODUCT rejection, a third party, independent testing laboratory jointly selected by the parties will determine whether the PRODUCT meets SPECIFICATIONS. Neither party shall have the burden of proof in such determination. In the event that PHARMAPRINT rightfully rejects or returns any batch of PRODUCT pursuant to this paragraph, it shall receive a full credit for payments made with respect to such batch, or at its option, AAI will undertake commercially reasonable best efforts to replace such batch in a timely manner. If AAI cannot reproduce the batch or batches within the timelines set for delivery of such PRODUCT, PHARMAPRINT may utilize independent manufacturers not related to AAI to satisfy its production and delivery requirements for such batch or batches until such time as AAI can resume PREPARATION of PRODUCT to meet the timeline for delivery of the rejected batch or batches. In no event shall PHARMAPRINT's damages for rejected PRODUCT batches exceed the amount paid to AAI by PHARMAPRINT for said batches plus PHARMAPRINT's out-of-pocket costs for materials supplied. If PHARMAPRINT does not notify AAI of its rejection of any PRODUCT within five (5) business days of receipt of analytical testing performed by AAI intended for PHARMAPRINT's release of that PRODUCT, then such PRODUCT will be conclusively deemed accepted by PHARMAPRINT.

     3.6 ACCESS TO INFORMATION. AAI shall provide reasonable access to information and support needed during investigations addressing customer complaints and/or recalls.

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MANUFACTURING AGREEMENT
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                                  ARTICLE IV

                                   STORAGE

     4.1 STORAGE AND SECURITY. AAI shall visually inspect MANUFACTURING MATERIALS when received to determine conformance with mutually agreed upon acceptable quality limits and store and secure such materials used for the PREPARATION of the PRODUCT by means which meet cGMP requirements. Storage shall comply with relevant SPECIFICATIONS. Once determined by AAI that MANUFACTURING MATERIALS meet mutually agreed upon SPECIFICATIONS, AAI will store such MANUFACTURING MATERIALS pursuant to the SPECIFICATIONS until such MANUFACTURING MATERIAL is required for use in PREPARATION.

     4.2 QUARANTINE. Prior to shipment of PRODUCT to distributors designated by PHARMAPRINT, AAI shall hold in quarantine all individual batches of PRODUCT.

     4.3 WAREHOUSE PRICE ADJUSTMENT. The unit prices set forth in Exhibit "A" were based upon cumulative required warehouse space for all MANUFACTURING MATERIALS and PRODUCTS covered by this Agreement of 1,500 square feet. In the event more or less warehouse space is required to store MANUFACTURING MATERIALS and PRODUCTS, based upon an analysis of current and future peak quarterly requirements, the adjustment to the required warehouse space shall be credited or charged as a separate invoice item on a quarterly basis to PHARMAPRINT.

                                  ARTICLE V

                               QUALITY CONTROL

     5.1 QUALITY REVIEW. Quality review of the PRODUCT manufacturing process on an individual batch basis shall be the subject of another agreement between the parties and is beyond the scope of this Agreement. AAI and PHARMAPRINT agree to enter into a contract, or series of contracts, covering the requisite analytical testing of MANUFACTURING MATERIALS, including identification, -in-process and finished PRODUCT testing (collectively, the "Analytical Contracts"). Such review shall include, but not be limited to, manufacturing and in-process PRODUCT testing. PHARMAPRINT agrees that it shall be responsible for releasing all PRODUCT which AAI PREPARES for PHARMAPRINT. AAI acknowledges that it will PREPARE the PRODUCTS in accordance with the agreed upon SPECIFICATIONS.

     5.2 CONCURRENT TESTING. The parties agree that testing of MANUFACTURING MATERIALS provided for in the SPECIFICATIONS or otherwise by separate agreement shall be performed concurrently (unless otherwise mutually agreed) with the PREPARATION of the PRODUCTS. If a PRODUCT must be rejected or otherwise reworked, for conditions not related to the PREPARATION of the PRODUCT, as a result of the data provided by the concurrent testing of the MANUFACTURING MATERIALS, PHARMAPRINT shall pay AAI for the PREPARATION of the PRODUCT as if it were accepted. AAI shall use commercially reasonable best efforts to schedule the PREPARATION of replacement PRODUCT

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MANUFACTURING AGREEMENT
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to ensure PHARMAPRINT shipment schedules are maintained. If a PRODUCT is rejected or reworked for failing to meet SPECIFICATIONS related to the improper PREPARATION of the PRODUCT by AAI, then PHARMAPRINT will have the options set forth in Section 3.5 above.

     5.3 SAMPLES. AAI shall, at PHARMAPRINT's request, provide PHARMAPRINT with samples from each production batch of the PRODUCT in the course of manufacture, said quantities of samples to be designated by PHARMAPRINT. Costs of such PRODUCT withdrawn for testing purposes will be paid by PHARMAPRINT. The cost of sampling (excluding related analytical testing) required by the batch records is included in the PRODUCT unit price.

     5.4 AUDIT. PHARMAPRINT, through its authorized representatives, may examine the quality control employed by AAI to ascertain that the PRODUCT manufactured by AAI is being PREPARED in accordance with the SPECIFICATIONS. All expenses of these tests, including transport and freight, will be paid by PHARMAPRINT. PHARMAPRINT warrants that all vendors providing MANUFACTURING MATERIALS have or will be audited. AAI shall have the right, at its election and expense, to audit and certify PHARMAPRINT vendors. If a vendor refuses to allow AAI to audit it in a reasonably timely manner, AAI and PHARMAPRINT shall mutually agree upon how to proceed. Summaries of the results of vendor audits whether performed by AAI or PHARMAPRINT will be made available to the other party.

     5.5 FDA INTERACTIONS. All documents and updates with regard to the PREPARATION of the PRODUCT which are required by the FDA shall be provided by AAI, and AAI shall submit to all inquiries and inspections by the FDA. AAI shall promptly notify PHARMAPRINT of any FDA interactions relating to AAI operations that could involve the PRODUCT. AAI shall provide PHARMAPRINT with copies of all documents received from FDA which relate in any way to AAI's PREPARATION of the PRODUCT and all AAI documents responding to such FDA documents.

     5.6 DISTRIBUTION. PHARMAPRINT warrants that the PRODUCTS manufactured hereunder and distributed to American Home Products ("AHP") are dietary supplement products, only, as defined in DSHEA.

                           ARTICLE VI

                           INSURANCE

     For the term of this Agreement and for six years thereafter, each party shall maintain, or cause to be maintained, at its own expense, general liability insurance (including, without limitation, product liability insurance, liability for property damage, personal injury, and contractual liability) in combined single limits of not less than five million dollars (35,000,000). In addition, each party shall maintain workers compensation with limits not less than one million dollars ($1,000,000), and property, inventory, and business interruption insurance as it reasonably determines. Upon the written request of the other party, the requested party shall deliver to the requesting party one or more Certificates of Insurance providing evidence that the above general liability insurance has been obtained. Such policy or policies shall provide for delivery of not less than thirty (30) days prior written notice to the other party of cancellation or non-renewal. Upon a

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MANUFACTURING AGREEMENT
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party's written request from time to time, each party shall furnish to the other party one or more Certificates of Insurance reflecting coverage under such insurance.

                         ARTICLE VII

                        CONFIDENTIALITY

     7.1 NONDISCLOSURE. PHARMAPRINT states and AAI agrees that all data disclosed to AAI by PHARMAPRINT pursuant to this Agreement or otherwise related to the manufacture or distribution of the PRODUCTS, except as stated below, is of a most highly confidential nature (the "CONFIDENTIAL INFORMATION"), and in accepting such data for its internal use, AAI further agrees to use such CONFIDENTIAL INFORMATION for no other purpose except in furtherance of this Agreement and to protect and maintain such data in strict confidence and not disclose such data, or any part thereof, to any person, firm or other entity, including but not limited to affiliates and subsidiaries of AAI, except to (i) employees of AAI who are bound by legally enforceable written agreements to keep said data confidential and who have a need to have access to said data; or (ii) any government agency if required by law or regulation in connection with the performance of the terms of this Agreement. The foregoing limitation shall not apply to any data that is in the public domain or is legally disclosed by any third party (other than AAI's affiliates or subsidiaries, or any of their officers, directors, employees or agents) through no fault of such persons or entities.

     7.2 RETURN OF INFORMATION. Upon expiration or termination of this Agreement, upon PHARMAPRINT's request, AAI shall return to PHARMAPRINT all originals and copies of manuals, correspondence, documents, records, or other confidential written instructions it may have received concerning the PREPARATION of PRODUCT except that AAI's Legal Department may retain one set of copies of such materials in its secured records for purposes of meeting its obligations of confidentiality hereunder, except as otherwise may be required by regulatory agencies. If equipment was purchased by PHARMAPRINT for projects under this Agreement, said equipment will be returned to PHARMAPRINT upon termination of this Agreement unless otherwise specified.

     7.3 PRESS RELEASES. Neither party may issue a press release or otherwise publicly disclose the nature of this Agreement except as may be required by law or disclosures to third parties under confidentiality agreements, without the prior written consent of the other party.

                                 ARTICLE VIII

                          WARRANTIES AND INSPECTION

     8.1 WARRANTIES. AAI warrants that it will PREPARE the PRODUCT in accordance with the requirements established for PRODUCT in the SPECIFICATIONS.

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MANUFACTURING AGREEMENT
Page 10 of 14

AAI'S WARRANTIES SET FORTH IN THIS SECTION 8.1 ARE ITS EXCLUSIVE WARRANTIES TO PHARMAPRINT WITH RESPECT TO THE PRODUCT, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING THE PRODUCT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

      8.2 INSPECTION. PHARMAPRINT, upon reasonable notice, shall have the right, at its sole cost and expense, to conduct periodic inspections of AAI's facilities to inspect and observe AAI's manufacturing, quality control and quality assurance procedures. AAI shall make available to PHARMAPRINT during on-site inspection all records and documentation addressing the PREPARATION and quality control of the PRODUCT. AAI shall also provide PHARMAPRINT, at PHARMAPRINT's request, copies of such records during such inspection at PHARMAPRINT's sole cost and expense.

                                 ARTICLE IX

                                FORCE MAJEURE

      Neither party shall be liable for failure to perform or for delay in performing any provision of this Agreement that such party is required to perform, if such failure or delay is caused by labor disputes, an act of God, riot, fire, explosion, flood, hostilities of war, executive legislation or administrative order, restriction or controls of any governmental agency, or other conditions reasonably beyond the control of such party. However, if any such cause results in a delay in performance of this Agreement by either party by more than sixty (60) days, the parties shall meet .and discuss what, if any, modification of the terms of the Agreement may be required in order to arrive at an equitable solution.

                                  ARTICLE X

                 INDEMNIFICATION AND LIMITATION OF LIABILITY

      10.1 PHARMAPRINT INDEMNITY. PHARMAPRINT shall indemnify and hold AAI and its employees and directors harmless from any and all costs, expenses, damages, judgments and liabilities (including attorneys' fees and the cost of any recalls) incurred by or rendered against AAI, employees or directors arising from any third party claim made or suit brought against AAI related to or arising from its performance of this Agreement, except as specifically provided in Section 10.2, and any and all claims made or suit brought against AAI for patent, trademark, and/or copyright infringement and/or misappropriation of trade secrets relative to the PRODUCT. AAI shall give PHARMAPRINT prompt written notice of any such claim or suit, and PHARMAPRINT shall undertake the defense thereof, at PHARMAPRINT's expense. AAI shall cooperate in such defense to the extent reasonably requested by PHARMAPRINT, at PHARMAPRINT's expense. AAI shall have the right to participate in such defense, at its own expense, to the extent that in its judgment, AAI may be prejudiced thereby. In any claim made or suit brought for which AAI seeks indemnification under this Section 10.1, AAI shall not settle, offer to settle, or admit liability or damages without the prior written consent of PHARMAPRINT.

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MANUFACTURING AGREEMENT
Page 11 of 14

     10.2 AAI INDEMNITY. AAI shall indemnify and hold PHARMAPRINT and its employees or directors harmless from any and all costs, expenses, damages, judgments and liabilities (including attorneys' fees) incurred by or rendered against PHARMAPRINT or its employees or directors in any third party claim made or suit brought to the extent resulting tom the negligence or willful misconduct of AAI in PREPARING the PRODUCTS. PHARMAPRINT shall give prompt written notice of any such claim or suit, and AAI shall undertake the defense thereof, at AAI's expense. PHARMAPRINT shall cooperate in such defense, to the extent reasonably requested by AAI, at AAI's expense. PHARMAPRINT shall have the right to participate in such defense, at its own expense, to the extent that in its judgment PHARMAPRINT may be prejudiced thereby. In any claim made or suit brought for which PHARMAPRINT seeks indemnification under this Section 10.2, PHARMAPRINT shall not settle, offer to settle, or admit liability or damages without the prior written consent of AAI.

     10.3 LIMITATION OF LIABILITY. In the event AAI does not PREPARE a batch of PRODUCT according to the SPECIFICATIONS or applicable regulatory standards for DSHEA products, AAI's liability to PHARMAPRINT shall be limited to either the replacement of the PRODUCT or the refund of the payments received for such batch.

     10.4 NO CONSEQUENTIAL DAMAGES. In no event will AAI or PHARMAPRINT be liable for lost profits or special or consequential damages of the other party.

     10.5 MITIGATION. In the event of any occurrence which may result in either party becoming liable under Section 10.1 or 10.2, each party shall use its reasonable efforts to take such actions as may be reasonably necessary to mitigate the damages payable by the other party under Sections 10.1 or 10.2, as the case may be.

                                  ARTICLE XI

                      TERM AND TERMINATION OF AGREEMENT

     11.1 TERM. Unless earlier terminated or cancelled in accordance with the provisions hereof, the initial term of this Agreement shall commence upon the execution of the Agreement and shall automatically terminate on June 30, 2001. PHARMAPRINT may terminate this Agreement upon thirty (30) days notice if the FDA promulgates new regulations or procedures which regulate the PRODUCTS as a drug instead of a dietary or food supplement and such change prohibits the commercial sale of the PRODUCTS without filing a New Drug Application with FDA. Further, either party may elect to terminate this Agreement at any time by providing six (6) months prior written notice to the other party as provided herein subject to Sections 11.2 and 11.2.1 below.

     11.2 PHARMAPRINT TERMINATION. In the event PHARMAPRINT terminates this Agreement pursuant to Section 11.1, PHARMAPRINT shall pay the following contract termination fee:


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MANUFACTURING AGREEMENT
Page 12 of 14

     (i) $ 1,000,000 if notice of termination is received within six months of the date of execution of the Agreement; or

     (ii) $700,000 if notice of termination is received within six to twelve months of the date of execution of the Agreement; or

     (iii) $200,000 if notice of termination is received within twelve to twenty-four months of the date of execution of the Agreement; or

     (iv) $ 100,000 if notice of termination is received after twenty-four months of the date of execution of the Agreement.

In the event PHARMAPRINT exercises its notice to terminate the Agreement pursuant to 11.2.(i) or 11.2.(ii) above, AAI shall transfer the equipment listed on Exhibit G to PHARMAPRINT. AAI will assign its ownership rights to PHARMAPRINT upon receipt of payment.

     11.2.1 AAI TERMINATION. In the event AAI terminates the Agreement pursuant to Section 11.1 above, PHARMAPRINT at its option and sole discretion may purchase the Equipment listed on Exhibit 6 for the price set forth on Exhibit G.

     11.3 TERMINATION FOR BREACH. Either party may termite this Agreement upon the material breach of this Agreement by the other party if such material breach is not cured within sixty (60) days of receipt of notice from the non-breaching party.

     11.4 PURCHASE OF MATERIALS. Upon termination of the Agreement, PHARMAPRINT shall purchase from AAI, at cost, all raw materials and packaging materials purchased by AAI for use in manufacturing the PRODUCT. Finished goods shall be purchased by PHARMAPRINT from AAI at the price established pursuant to Paragraph 2.1.A. Any PRODUCT in the process of manufacture by AAI on the termination date shall be completed and delivered to PHARMAPRINT in accordance with the terms of this Agreement.

                                 ARTICLE XII

                                MISCELLANEOUS

     12.1 NOTICES. All notices given or requests made under this Agreement shall be in writing and shall be delivered or mailed by certified or registered mail with a return receipt requested or by a reputable express delivery service-to the party for which it is intended at its address as set forth below, or at such other address as the addressee may have designated to the other party in writing. Any notice shall be deemed given only upon actual delivery thereof at the proper address.

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MANUFACTURING AGREEMENT
Page 13 of 14

          All notices to PHARMAPRINT shall be addressed to:
          PHARMAPRINT INC.
          4 Park Plaza
          Suite 1900
          Irvine, California 92614
          (attention: General Counsel)

          All notices to AAI shall be addressed to:
          Applied Analytical Industries, Inc.
          1206 North 23rd Street
          Wilmington, North Carolina 28405
          (attention: General Counsel)

     12.2 ARBITRATION. In the event of any dispute arising out of or in any way relating to this Agreement or the rights or obligations of either party hereto, then such dispute shall be settled by arbitration to be held in Wilmington, North Carolina, in accordance with the rules of the American Arbitration Association then prevailing. The prevailing party shall be entitled to reimbursement of attorneys' fees and costs associated with the proceeding.

     12.3 ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the undersigned parties, their respective legal successors and assigns.

     12.4 MODIFICATION. This Agreement may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the parties.

     12.5 PAROL AGREEMENTS. The parties agree that the provisions of this Agreement and the Confidentiality Agreement dated November 13, 1997 (the "Confidentiality Agreement"), together with any amendments, schedules and attachments hereto, represent the entire agreement between them with respect to the subject matter thereof and supersede any other agreements or understandings they may have with respect thereto. In the event any term in this Agreement conflicts with a term in the Confidentiality Agreement, the terms of the Confidentiality Agreement shall be controlling.

     12.6 JURISDICTION. This Agreement shall be governed by and construed, interpreted, enforced and applied in accordance with the laws of the State of North Carolina.

     12.7 SEVERABILITY. The invalidity of one or more provisions of this Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provision.

     12.8 SCOPE OF RELATIONSHIP. Nothing herein contained shall be deemed to create any relationship in the nature of agency, joint venture, partnership or similar relationship between PHARMAPRINT and AAI.

     12.9 EXECUTION. This Agreement shall be executed in duplicate originals with each party retaining one original for its files.

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MANUFACTURING AGREEMENT
Page 14 of 14

          WITNESS the signatures on behalf of the parties hereto by their duly authorized representatives as of the date first set forth above.

                              PHARMAPRINT

                              By:  /s/  PHILLIP G. TRAD
                                 -------------------------------------------
                              PHILLIP G. TRAD, SENIOR VICE-PRESIDENT
                              & GENERAL COUNSEL

                              APPLIED ANALYTICAL INDUSTRIES, INC.

                              By:
                                 --------------------------------------------
                              FREDERICK D. SANCILIO,
                              CHIEF EXECUTIVE OFFICER